Exhibit 99.1

Ouster Reports Third Quarter 2021 Financial Results

$7.8 million in revenue, up 31% year over year, and 24% gross margins

Record shipments of over 1,630 sensors in Q3

Reaffirms FY 2021 guidance of $33 million to $35 million of revenue and 25% to 27% gross margins

SAN FRANCISCO, CA – November 8, 2021 – Ouster, Inc. (NYSE: OUST) (“Ouster” or the “Company”), a leading provider of high-resolution digital lidar sensors for the industrial, smart infrastructure, robotics, and automotive industries, today announced financial results for the three months ended September 30, 2021.

Third Quarter 2021 Financial Highlights

•	$7.8 million in revenue, up 31% year over year.
•	24% gross margins, up from 18% year over year.
•	Shipped over 1,630 sensors, up 127% year over year.
•	Increased the number of Strategic Customer Agreements to 62, collectively representing approximately $470 million in contracted revenue opportunity.[1]
•	Net loss decreased to $13 million, compared to $20 million in third quarter 2020.
•	Adjusted EBITDA[2] loss increased to $19 million (including $1.2 million of expenses related to Sense Photonics acquisition), up from $6 million year over year.

“Ouster delivered another great quarter, increasing revenue, adding new customers as well as additional Strategic Customer Agreements, extending our leadership position in the industry,” said Ouster CEO Angus Pacala. “We continue to drive commercial growth and performance improvements, and with our acquisition of Sense Photonics, we intend to deliver on our auto OEM agreement, advance negotiations for series production programs, and achieve key milestones on our path to automotive readiness for our solid-state platform.”

Revenue growth was primarily driven by the increases in sales volume compared to the second quarter of 2021. As expected, the Company continued to reduce its cost per unit sold in line with its average selling price, in spite of headwinds from continued industry supply chain challenges.

[1]

“Strategic Customer Agreements” or “SCAs” establish a multi-year purchase and supply framework for Ouster and the customer, and include details about customer programs and applications where the customer intends to use Ouster products. SCAs also include multi-year non-binding customer forecasts (typically of three to five years in length) giving Ouster visibility to the customer’s long-term purchasing requirements, mutually agreed upon pricing over the duration of the agreement, and in certain cases include multi-year binding purchase commitments. “Contracted revenue opportunity” represents the sum of both binding purchase commitments and non-binding forecasts. No assurances can be given that non-binding forecasts will mature into binding purchase commitments, or that any contracted revenue opportunity will result in revenue. No additional revenue opportunity beyond the customer’s actual forecast has been imputed.

[2]

Adjusted EBITDA loss is a non-GAAP financial measure. See Non-GAAP Financial Measures for additional information and a reconciliation to Net loss, the most directly comparable financial measure calculated in accordance with U.S. GAAP.

Business Updates

Commercial Milestones: Ouster Automotive, formed following the acquisition of Sense Photonics3, passed another major milestone in its strategic development agreement with its global automotive OEM partner, shipping solid-state sensors in the third and fourth quarters of 2021 and progressing to onsite testing in October 2021. The Company has also continued to advance negotiations for five automotive series production programs, collectively worth over $1 billion in potential revenue opportunity.

Customer Traction: Ouster sold sensors to 80 new customers4 and signed nine additional multi-year SCAs, including binding agreements with Local Motors, Perrone Robotics, and Juzhen to supply over one thousand scanning sensors for autonomous vehicle applications through 2023. Additionally, the Company increased its distribution partnerships to over 20 worldwide, further expanding its commercial reach to drive greater digital lidar adoption.

Product Developments: Ouster accelerated its solid-state roadmap by over a year, with the acquisition of Sense Photonics, and integrated its breakthrough 200-meter range digital solid-state lidar into the industry’s first comprehensive lidar suite for consumer and commercial vehicles. The Company also introduced the L2X chip, delivering increased performance improvements for its OS scanning sensors.

Outlook

Ouster reiterates its FY 2021 guidance of $33 million to $35 million of revenue and 25% to 27% gross margins. This guidance reflects the Company’s recent acquisition of Sense Photonics.

“Ouster had a positive quarter with record revenue and shipments,” said Ouster CFO Anna Brunelle. “Our all-stock acquisition of Sense Photonics is expected to help Ouster accelerate the capture of our multi-billion dollar TAM by executing on our hiring goals and product roadmap on a faster timeline without significant impact to our cost structure. We are excited about Ouster’s competitive position across each of our four verticals and our long-term business outlook.”

Conference Call Information

Ouster will host a conference call and live webcast for analysts and investors at 5:00 p.m. EST on November 8, 2021 to discuss its financial results for the third quarter 2021 and business outlook. To access the call, please register by visiting the website https://conferencingportals.com/event/XOJjOxLp.

Upon registering, each participant will be provided with call details and a registrant ID. The webcast will be accessible for at least 30 days on Ouster’s investor relations website at https://investors.ouster.com/. A telephonic replay of the conference call will be available through November 22, 2021. To access the replay, please dial (800) 770-2030 from the U.S. or (647) 362-9199 from outside the U.S. and enter the conference ID number: 93428.

About Ouster

Ouster (NYSE: OUST) is a leading provider of high-resolution digital lidar sensors for the industrial, automotive, smart infrastructure, and robotics industries. Ouster products offer an excellent combination of price and performance and are built to a set of requirements that are flexible enough to span hundreds of use cases and enable revolutionary autonomy across industries. Ouster has approximately 600 customers in over 50 countries with offices in the Americas, Europe, Asia-Pacific and the Middle East. For more information, visit www.ouster.com, or connect with us on Twitter or LinkedIn.

[3]	Sense Photonics acquisition closed on October 22, 2021.
[4]	“Customer” is defined as having purchased a sensor within the past twelve months ended September 30, 2021.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Ouster’s potential revenue opportunity from Strategic Customer Agreements, financial outlook and market positioning, the benefits of new product developments and expected benefits from its acquisition of Sense Photonics. Forward-looking statements reflect Ouster’s current expectations and projections relating to its financial condition, competitive position, expected future results of operations, plans, objectives, future orders and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “will”, “should”, “can have”, “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ substantially and materially from those that we expected, including: Ouster’s limited operating history and history of losses; the negotiating power and product standards of its customers; fluctuations in its operating results; cancellation or postponement of contracts or unsuccessful implementations; the adoption of its products and the growth of the lidar market generally; its ability to grow its sales and marketing organization; substantial research and development costs needed to develop and commercialize new products; the competitive environment in which it operates; selection of our products for inclusion in target markets; its future capital needs; its ability to use tax attributes; its dependence on key third party suppliers, in particular Benchmark Electronics, Inc., and manufacturers; ability to maintain inventory and the risk of inventory write-downs; inaccurate forecasts of market growth; its ability to manage growth; the creditworthiness of our customers; risks related to acquisitions; risks related to international operations; risks of product delivery problems or defects; costs associated with product warranties; its ability to maintain competitive average selling prices or high sales volumes or reduce product costs; conditions in its customers industries; its ability to recruit and retain key personnel; its use of professional employer organizations; its ability to adequately protect and enforce its intellectual property rights; its ability to effectively respond to evolving regulations and standards; risks related to operating as a public company; risks related to the COVID-19 pandemic; and other important factors discussed in the Company’s final prospectus dated and filed with the Securities and Exchange Commission (the “SEC”) on August 19, 2021, and in other reports the Company files with or furnishes to the SEC. Any such forward-looking statements represent management’s estimates and beliefs as of the date of this press release. While Ouster may elect to update such forward-looking statements at some point in the future, other than as required by law, it disclaims any obligation to do so, even if subsequent events within or outside its control cause its views to change.

Non-GAAP Financial Measures

In addition to its results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), Ouster believes the non-GAAP measure of Adjusted EBITDA is useful in evaluating its operating performance. Ouster calculates Adjusted EBITDA as net loss excluding interest expense (income), net, other expense (income), net, stock-based compensation and depreciation and amortization. Ouster believes that Adjusted EBITDA may be helpful to investors because it provides consistency and comparability with past financial performance and may be helpful in comparing with other companies, some of which use similar non-GAAP information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures are included at the end of this press release.

Contacts

For Investors

Sarah Ewing

investors@ouster.io

For Media

Heather Shapiro

press@ouster.io

OUSTER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$221,576	$11,362
Restricted cash, current	1,008	276
Accounts receivable, net	6,705	2,327
Inventory, net	6,502	4,817
Prepaid expenses and other current assets	6,288	2,441

Total current assets	242,079	21,223
Property and equipment, net	8,411	9,731
Operating lease, right-of-use assets	9,779	11,071
Restricted cash, non-current	1,004	1,004
Other non-current assets	—	3,385

Total assets	$261,273	$46,414

Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable	$4,461	$6,894
Accrued and other current liabilities	11,438	4,121
Short-term debt	—	7,130
Operating lease liability, current portion	3,057	2,772

Total current liabilities	18,956	20,917
Operating lease liability, long-term portion	9,853	11,908
Warrant liabilities	10,979	49,293
Other non-current liabilities	905	978

Total liabilities	40,693	83,096

Commitments and contingencies
Redeemable convertible preferred stock	—	39,225

Stockholders’ deficit:
Common stock	16	—
Preferred stock	—	—
Additional paid-in capital	495,576	133,468
Accumulated deficit	(275,012)	(209,375)

Total stockholders’ deficit	220,580	(75,907)

Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$261,273	$46,414

OUSTER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue
Product revenue	$7,755	$5,934	$21,726	$10,524
Service revenue	—	13	—	2,004

Total revenue	7,755	5,947	21,726	12,528

Cost of revenue
Cost of product	5,879	4,884	16,212	12,962
Cost of services	—	—	—	26

Total cost of revenue	5,879	4,884	16,212	12,988

Gross (loss) profit	1,876	1,063	5,514	(460)
Operating expenses:
Research and development	8,390	8,876	19,576	19,028
Sales and marketing	6,737	2,394	14,777	6,305
General and administrative	14,073	4,512	36,177	11,856

Total operating expenses	29,200	15,782	70,530	37,189

Loss from operations	(27,324)	(14,719)	(65,016)	(37,649)
Other (expense) income:
Interest income	165	1	305	24
Interest expense	—	(521)	(504)	(2,196)
Other income (expense), net	14,490	(4,376)	(422)	(9,799)

Total other expense, net	14,655	(4,896)	(621)	(11,971)

Loss before income taxes	(12,669)	(19,615)	(65,637)	(49,620)
Provision for income tax expense	—	—	—	—

Net loss and comprehensive loss	$(12,669)	$(19,615)	$(65,637)	$(49,620)

Net loss per common share, basic and diluted	$(0.08)	$(0.97)	$(0.53)	$(3.15)
Weighted-average shares used to compute basic and diluted net loss per share	156,647,259	20,303,631	123,175,390	15,753,057

OUSTER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Nine Months Ended September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(65,637)	$(49,620)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,428	2,705
Stock-based compensation	18,557	7,891
Chagen in right-of-use asset	1,292	1,388
Interest expense on notes and convertible debt	36	840
Amortization of debt issuance costs and debt discount	250	335
Change in fair value of warrant liabilities	406	6,097
Change in fair value of derivative liability	—	5,308
Gain on extinguishment of tranche right liability	—	(1,610)
Inventory write down	866	1,156
Changes in operating assets and liabilities:
Accounts receivable	(4,378)	(2,023)
Inventory	(2,551)	(4,064)
Prepaid expenses and other assets	42	21
Accounts payable	(2,707)	(625)
Accrued and other liabilities	7,060	(2,001)
Operating lease liability	(1,770)	(429)

Net cash used in operating activities	(45,106)	(34,631)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(1,774)	(2,394)

Net cash used in investing activities	(1,774)	(2,394)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the merger and private offering	291,454	—
Payment of offering costs	(27,124)	—
Repayment of debt	(7,000)	(3,000)
Proceeds from issuance of promissory notes to related parties	5,000	—
Repayment of promissory notes to related parties	(5,000)	—
Repurchase of common stock	(43)	—
Proceeds from exercise of stock options	539	9
Issuance of common stock upon exercise of restricted stock awards	—	8
Proceeds from issuance of Series B redeemable convertible preferred stock, net of issuance cost of $265	—	41,526

Net cash provided by financing activities	257,826	38,543

Net increase (decrease) in cash, cash equivalents and restricted cash	210,946	1,518
Cash, cash equivalents and restricted cash at beginning of period	12,642	18,405

Cash, cash equivalents and restricted cash at end of period	$223,588	$19,923

OUSTER, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP net loss	$(12,669)	$(19,615)	$(65,637)	$(49,620)
Interest expense (income), net	(165)	520	199	2,172
Other expense (income), net	(14,490)	4,376	422	9,799
Stock-based compensation (1)	7,147	7,256	18,557	7,891

Non-GAAP operating loss	(20,177)	(7,463)	(46,459)	(29,758)
Depreciation and amortization expense	1,174	980	3,428	2,705

Adjusted EBITDA (2)	$(19,003)	$(6,483)	$(43,031)	$(27,053)

(1)

Stock-based compensation for the nine months ended September 30, 2021, in cost of revenue, research and development, sales and marketing and general administrative expenses were $0.5 million, $4.3 million, $2.7 million and $11.1 million, respectively, and $0.6 million, $5.2 million, $0.4 million and $1.7 million, respectively, for the same period in the prior year.

(2)	Includes $1.2 million of expenses related to Sense Photonics acquisition

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